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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report included in Annex A to this registration statement and to the incorporation by reference in this registration statement of our reports dated February 16, 2001, included or incorporated by reference in The Cleveland Electric Illuminating Company's Form 10-K/A for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


                                                          ARTHUR ANDERSEN LLP

Cleveland, Ohio,
December 4, 2001.